Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the AIP Alternative Strategies Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the AIP Alternative Strategies Funds for the six months ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the AIP Alternative Strategies Funds for the stated period.

/s/ Lee Schultheis Lee Schultheis President, AIP Alternative Strategies Funds	/s/ Stephen G. Bondi Stephen G. Bondi Treasurer, AIP Alternative Strategies Funds
Dated: September 9, 2009	Dated: September 9, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by AIP Alternative Strategies Funds for purposes of the Securities Exchange Act of 1934.